Exhibit 10.3

MANAGEMENT INCENTIVE AGREEMENT

This Management Incentive Agreement (this “Agreement”) is made and entered into as of March 23, 2022, among Hub Cyber Security (Israel) Ltd., a company organized under the laws of the State of Israel (the “Company”), Mount Rainier Acquisition Corp. (“SPAC”), and the member of management of the Company listed on Schedule A hereto (the “Recipient”, and together with the Company, the “Parties”).

WHEREAS, the Company, Rover Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Mount Rainier Acquisition Corp., a Delaware corporation (“SPAC”), have entered into that certain Business Combination Agreement, dated March ___, 2022 (the “Business Combination Agreement”), pursuant to which Merger Sub will merge with and into SPAC, with SPAC surviving such merger as a wholly owned subsidiary of the Company (the “Business Combination”);

WHEREAS, upon the consummation the transactions contemplated by the Business Combination Agreement (the “Closing”), the Ordinary Shares, no par value, of the Company (“Company Shares”) will be listed for trading on Nasdaq; and

WHEREAS, the Company intends to promote the interests of the Company and retain certain individuals who are integral to the success of the Company to contribute to the progress, growth and profitability of the Company by providing certain members of the management of the Company, including the Recipient with an opportunity to participate in the Company’s future by granting them certain incentives as specified herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the Parties agree as follows:

1.             Definitions.

Capitalized terms used herein without definition shall have the meanings assigned thereto in the Business Combination Agreement.

“Change of Control Consideration” means the amount per Company Share to be received by the holders thereof in connection with a Change of Control Transaction, with any non-cash consideration valued as determined by the value ascribed to such consideration by the parties to such transaction.

“Change of Control Transaction” means any transaction or series of related transactions (a) under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) another Person or any of its Affiliates or (ii) all or substantially all of the assets, businesses or Equity Securities of another Person, whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise),.

“Incentive Period” means the period beginning on, in the case of non-interested persons, the Closing Date and, in the case of interested persons, the later of (i) the Closing Date and (ii) the date when the obligations of the Company hereunder are approved by the requisite majority of shareholders of the Company if such shareholder approval is required under applicable Laws, and, in each case terminating on the third anniversary of the Closing Date.

“Incentive Shares” means the number of Company Shares to be issued to the Recipient as set forth on Exhibit A hereto.

“VWAP” means, with respect to any security, for each trading day, the daily volume-weighted average price (based on such trading day) of such security on Nasdaq as reported by Bloomberg Financial L.P. using the AQR function.

2.             Incentive Trigger. Subject to the terms of the 2022 HUB Management Incentive Plan described in Section 4 and the Services Requirements described in Section 5, if, during the Incentive Period, the VWAP of the Company Shares on Nasdaq for any period of at least 10 trading days (which may or may not be consecutive) out of 20 consecutive trading days is greater than 180% of the Company Share Value (such price the “Incentive Target” and such occurrence, the “Trigger”), the Company shall promptly (but in any event within five (5) Business Days of the date of Trigger) issue to the Recipient the Incentive Shares for no consideration.

3.             Acceleration Event; Change of Control Transaction.

(a)           In the event, during the Incentive Period and prior to the Trigger, there is a Change of Control Transaction that will result in the holders of Company Shares receiving a Change on Control Consideration equal to or greater than the Incentive Target, immediately prior to the consummation of such Change of Control Transaction, (i) the Trigger shall be deemed to have occurred and (ii) the Company shall promptly (but in any event within five (5) Business Days from the consummation of such Change of Control Transaction) issue the Incentive Shares to the Recipient.

(b)           The Incentive Shares issued pursuant to Section 3(a) shall, upon their issuance to the Recipient, be fully paid and free and clear of all Liens other than applicable securities Laws restrictions. If the Change of Control Consideration paid or payable to the holders of Company Shares in connection with the first Company Change of Control to occur during the Incentive Period and prior to the Trigger is less than the Incentive Target, then (i) the Trigger shall not be deemed to have occurred and (ii) no Incentive Shares shall be issuable to the Recipient.

(c)           In the event that a definitive agreement with respect to a Change of Control Transaction is executed by the Company prior to, and remains pending at the end of, the Incentive Period, for purposes of Section 3(a), the Incentive Period shall be deemed to have been extended until the earlier of (i) the consummation of such Change of Control Transaction and (ii) the termination of such Change of Control Transaction.

(d)           The right of the Recipient to receive Incentive Shares upon a Change of Control Transaction shall expire if a Trigger has not occurred prior to the consummation of the first Change of Control Transaction to occur after the Closing.

4.             Management Incentive Plan. Each Recipient acknowledges and agrees that the terms and rights of such Recipient hereunder are subject to the approval of the 2022 HUB Management Incentive Plan (“Plan”) by the Board of Directors and shareholders of the Company (if required), and to the terms of such Plan, as approved.

5.             Service Requirements. The issuance to Recipient of the Incentive Shares or any portion thereof shall be contingent upon the performance of the Recipient and other factors, including the continued employment or other service of the Recipient by HUB during the Incentive Period and as of the Trigger Date, in each case as shall be more fully set forth in the Plan.

6.             Notices. All notices, requests, claims, demands and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) seven (7) days after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a) If to the Company, to:

Hub Cyber Security (Israel) Ltd.,

17 Rothchild Blvd., Tel Aviv, Israel

Attention:     Eyal Moshe

Email:             eyal.moshe@hubsecurity.io

with a copy (which shall not constitute notice) to:

Pearl Cohen Zedek Latzer Baratz

Azrieli Sarona Tower- 53rd floor,

121 Menachem Begin Rd.

Tel-Aviv, 6701203, Israel

Attention:     Anna Moshe

Joel Stein

E-mail:            AMoshe@PearlCohen.com

JStein@PearlCohen.com

(b) If to a Recipient, to the address of such Recipient as set forth on Schedule A or to such other address as the Recipient may have previously provided to the Company in writing in the manner set forth in this Agreement.

(c) If to SPAC to:

Mount Rainier Acquisition Corp.

256 W. 38th Street, 15th Floor

New York, NY 10018

Attention: Matthew Kearney

Email: matthewk@rainieracquisitioncorp.com

with copies (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154
Attention: Mitchell S. Nussbaum

E-mail:        mnussbaum@loeb.com

7.             Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or between the Parties, written (including electronic) or oral, which may have related to the subject matter hereof in any way.

8.             No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

9.             Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

10.           Amendments and Waivers. This Agreement may be amended and any provision of this Agreement may be waived only if such amendment or waiver is set forth in a writing executed by each of the Parties. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend, or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

11.           Expenses. All costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with this Agreement shall be paid by the Party incurring such costs and expenses

12.           Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

13.           Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to any choice or conflict of law provision or rule (whether of the State of Israel or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Israel. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the district courts of Tel-Aviv, Jaffa.

14.           Counterparts. This Agreement may be executed in two or more counterparts, and by the Parties in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Management Incentive Agreement on the date first written above.

Hub Cyber Security (Israel) Ltd.

By
Name:
Title:

[RECIPIENT]

[By ]
Name:
Title:

Mount Rainier Acquisition Corp.

[By ]
Name:
Title:

Schedule A

Recipient Name:	Number of Incentive Shares: